UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2007

Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 East Campbell Avenue, Suite 130 Campbell, California 95008 United States of America
(Address of principal executive offices) (Zip code)

(408) 874-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2007, Insignia Solutions plc (“Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Smith Micro Software, Inc. (“Smith Micro”), pursuant to which the parties agreed to acquire substantially all of the assets (the “Acquisition”) of the Company. The completion of the Acquisition is subject to certain closing conditions.  The Board of Directors of each party approved the Acquisition and the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, the Company has agreed to indemnify Smith Micro against any and all claims and losses incurred or suffered by Smith Micro as a result of, among other things, any inaccuracy of any representation or warranty of the Company contained in the Asset Purchase Agreement for a period of one year.

Under the terms of the Asset Purchase Agreement, the aggregate consideration for the Acquisition will be $18.575 million, consisting of:

•
$14.5 million in cash (less any principal amount in excess of $1.5 million payable by the Company under the Promissory Note initially delivered to Smith Micro on December 22, 2006 (the “Promissory Note”));

•
forgiveness of all indebtedness payable by Insignia under the Promissory Note (the principal amount of the note was $1.125 million on February 11, 2007 and is expected to be at least $1.5 million at the closing of the Acquisition), and

•	the assumption of up to $2.575 million of liabilities.

Smith Micro will hold back $1.5 million of the $14.5 million of cash Acquisition consideration for twelve months as security for satisfaction of the Company’s indemnification obligations under the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 2.02 to this Current Report on Form 8-K and incorporated herein by reference.  The Company issued a press release on February 11, 2007 regarding the execution of the Asset Purchase Agreement, a copy of which is attached as Exhibit 99.01 to this Current Report on Form 8-K.

The Asset Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Smith Micro.  The Asset Purchase Agreement contains representations and warranties that each of the Company and Smith Micro made to the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit Title
2.02	Asset Purchase Agreement, dated February 11, 2007, by and among Smith Micro Software, Inc., IS Acquisition Sub, Inc., Insignia Solutions plc, Insignia Solutions Inc. and Insignia Solutions AB.†
99.01	Press release of Insignia Solutions plc issued on February 11, 2007.

† Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Insignia Solutions plc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc

Date: February 15, 2007	By:	/s/ George Monk
George Monk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
2.02	Asset Purchase Agreement, dated February 11, 2007, by and among Smith Micro Software, Inc., IS Acquisition Sub, Inc., Insignia Solutions plc, Insignia Solutions Inc. and Insignia Solutions AB.†
99.01	Press release of Insignia Solutions plc issued on February 11, 2007.

† Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Insignia Solutions plc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.